UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

 (Date of earliest event reported):

June 5, 2014

 COVER-ALL TECHNOLOGIES INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

1-09228

13-2698053

(State or Other Jurisdiction

(Commission

(IRS Employer

of Incorporation)

File Number)

Identification No.)

 412 Mt. Kemble Avenue, Suite 110C, Morristown, New Jersey 07960

(Address of Principal Executive Offices)

Registrant's telephone number, including area code

(973) 461-5200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.

Submission of Matters to a Vote of Security Holders.

(a)

On June 5, 2014, Cover-All Technologies Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).

(b)

At the Annual Meeting, the Company’s stockholders elected a class of two directors, Mr. Earl Gallegos and Mr. Steven R. Isaac, to serve for a term of three years and until their successors are duly elected and qualified.  The Company’s stockholders also approved, in an advisory “Say on Pay” vote, of the compensation of the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the Annual Meeting.  Lastly, the stockholders ratified the appointment of MSPC as the Company’s independent auditors for the fiscal year ending December 31, 2014.

(c)

The Company had 26,638,477 shares of its Common Stock, par value $0.01 per share (“Common Stock”), outstanding as of April 25, 2014, the record date for the Annual Meeting.  At the Annual Meeting, holders of a total of 23,582,266 shares of Common Stock, or approximately 88.5% of the shares of Common Stock entitled to vote, were present in person or represented by proxy, constituting a quorum.  The following sets forth information regarding the results of the voting at the Annual Meeting:

Proposal 1 – Election of a Class of Two Directors

Director	Votes For	Votes Withheld	Broker Non-Votes
Earl Gallegos	11,270,814	493,214	11,818,238
Steven R. Isaac	11,694,310	69,718	11,818,238

Proposal 2 – Advisory Vote on Executive Compensation (“Say on Pay” Vote)

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,153,978	593,494	16,556	11,818,238

Proposal 3 – Ratification of the Appointment of MSPC as Independent Auditors

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,091,830	403,834	86,602	0

[signature on following page]

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COVER-ALL TECHNOLOGIES INC.

Date:  June 5, 2014

By:

  /s/ Ann F. Massey__________________

     Ann F. Massey, Chief Financial Officer